UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2011

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2011 the Board of Directors of Alexion Pharmaceuticals, Inc. approved and adopted amendments to Alexion’s Amended and Restated Bylaws to provide for the election of directors by majority voting in uncontested elections rather than by plurality voting. The voting standard for contested director elections shall continue to be a plurality standard. The amendments to the Bylaws were effective upon adoption by the Board.

The majority voting standard provides that a nominee for director in an uncontested election shall be elected to Alexion’s Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In an uncontested election, an incumbent director nominee who does not receive the requisite votes for reelection is required to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee shall recommend to the Board whether to accept or reject the resignation. Within 90 days following certification of the election results, the Board will act on the committee’s recommendation and publicly disclose the Board’s decision regarding the tendered resignation, including the rationale for the decision.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Alexion Pharmaceuticals, Inc. Amended and Restated Bylaws.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

	By:	/s/ Michael V. Greco
Date: December 2, 2011
		Name:	Michael V. Greco
		Title:	Associate General Counsel and Corporate Secretary